Exhibit 99.1

Entrepreneur Universe Bright Group Reports First Quarter 2025 Financial Results

XI’AN, China, May 15, 2025 — Entrepreneur Universe Bright Group (“EUBG” or the “Company”), a Nevada corporation, today announced its unaudited financial results for the quarter ended March 31, 2025.

Financial Highlights

-	Revenue: $961,954 for Q1 2025, representing a 23.7% decrease compared to approximately $1.26 million for the same period in 2024.
-	Net Income: $183,485 in Q1 2025, down 50.9% from $373,496 in Q1 2024.
-	Total Comprehensive Income: $185,195, compared to $308,889 in the prior year period.
-	Cash Position: Cash and cash equivalents were approximately $8.91 million as of March 31, 2025.

Business Overview

EUBG provides digital marketing consultancy services through its wholly-owned PRC subsidiary, Xi’an Yunchuang Space Information Technology Co., Ltd. The Company specializes in helping startups and small businesses enhance brand recognition and improve sales via online platforms.

Strategic Outlook

EUBG continues to focus on high-value digital advisory services and platform-based solutions. The Company aims to expand offerings in brand consulting, omni-channel e-commerce integration, and performance-based marketing campaigns.

Management Commentary

Mr. Guolin Tao, CEO of EUBG, stated:

“In response to a continuously evolving market landscape, we have prioritized operational agility and resource realignment to enhance service quality and client outcomes.

As part of this approach, we are actively optimizing our service portfolio with a focus on performance-driven marketing and integrated brand strategy consulting. This strategic adjustment underscores our long-term commitment to building a more resilient and sustainable consultancy platform. We believe this proactive positioning will further strengthen our core competitiveness and support future growth.”

About Entrepreneur Universe Bright Group

Entrepreneur Universe Bright Group is a Nevada holding company that conducts its operations through its wholly-owned subsidiaries in Hong Kong and the People’s Republic of China. The Company primarily engages in consulting, sourcing, and marketing services in China with support from its Hong Kong subsidiary. EUBG is committed to providing business consulting services across multiple markets in China. For more information, please visit: www.eubggroup.com.

Investor Relations Contact

Entrepreneur Universe Bright Group
Phone: +86-029-86100263
Website: www.eubggroup.com

Safe Harbor Statement

This press release contains projections and “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 related to the Company’s business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are not historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; future business development; financial condition and results of operations; product and service demand and acceptance; competition and pricing pressures; changes in technology; government regulations; fluctuations in economic and business conditions in China; and assumptions underlying or related to any of the foregoing and other risks contained in the Company’s filings with the SEC. Investors are cautioned not to place undue reliance on any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.